UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 29, 2019

________________________________

CAPRICOR THERAPEUTICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-34058	88-0363465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8840 Wilshire Blvd., 2nd Floor, Beverly Hills, CA (Address of principal executive offices)	90211 (Zip Code)

(310) 358-3200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	CAPR	The Nasdaq Capital Market

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Capricor Therapeutics, Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”) on May 29, 2019 at the Company’s principal executive offices located at 8840 Wilshire Blvd., Beverly Hills, California 90211.  At the Annual Meeting, the Company’s stockholders were asked to vote upon the following four proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 30, 2019:

1.	The election of six nominees to the Company’s Board of Directors to serve until the 2020 annual meeting of stockholders. The nominees for election were Frank Litvack, M.D., Linda Marbán, Ph.D., David B. Musket, George W. Dunbar, Jr., Louis Manzo and Earl M. (Duke) Collier, Jr.;

2.	The ratification of the appointment by the Audit Committee of the Company’s Board of Directors of Rose, Snyder & Jacobs LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019;

3.	To approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio in the range of 1-for-3 to 1-for-15, with such ratio to be determined in the discretion of our board of directors and with such reverse stock split to be effected at such time and date, if at all, as determined by our board of directors in its sole discretion; and

4.	To authorize an adjournment of the meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 3.

The final results of the matters voted on at the Annual Meeting, based on the presence in person or by proxy of holders of record of 28,119,643 shares of the 34,515,815 shares of the Company’s common stock entitled to vote, were as follows:

1.	The election of each of Dr. Litvack, Dr. Marbán, and Messrs. Musket, Dunbar, Manzo, and Collier as directors of the Company to serve until the 2020 annual meeting of stockholders, and until his or her successor is elected, or until his or her earlier death, resignation or removal, was approved as follows:

	FOR	WITHHELD	BROKER NON-VOTES
Frank Litvack, M.D.	14,449,671	172,405	13,497,567
Linda Marbán, Ph.D.	14,448,072	174,004	13,497,567
David B. Musket	14,449,717	172,359	13,497,567
George W. Dunbar, Jr.	14,414,508	207,568	13,497,567
Louis Manzo	14,414,689	207,387	13,497,567
Earl M. (Duke) Collier, Jr.	14,409,446	212,630	13,497,567

2.	The appointment by the Audit Committee of the Company’s Board of Directors of Rose, Snyder & Jacobs LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 was ratified as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
27,075,425	469,006	575,212	0

3.	The approval of an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio in the range of 1-for-3 to 1-for-15, with such ratio to be determined in the discretion of our board of directors and with such reverse stock split to be effected at such time and date, if at all, as determined by our board of directors in its sole discretion was approved as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
23,580,473	4,345,541	193,627	0

4.	To authorize an adjournment of the meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 3 was approved as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
24,152,865	3,939,009	27,769	0

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAPRICOR THERAPEUTICS, INC.

Date: June 3, 2019	By:	/s/ Linda Marbán, Ph.D.
Linda Marbán, Ph.D.
Chief Executive Officer